599 Lexington Avenue New York, NY 10022-6069 +1.212.848.4000

May 25, 2023

CVS Health Corporation
One CVS Drive
Woonsocket, RI 02895

CVS Health Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CVS Health Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act, of debt securities of the Company which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

The Senior Debt Securities will be issued in one or more series pursuant to the Senior Indenture, dated as of August 15, 2006 (as amended or supplemented from time to time, the “Senior Debt Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and filed with the Commission on August 15, 2006. The Subordinated Debt Securities will be issued in one or more series pursuant to the Subordinated Indenture, dated as of May 25, 2007 (as amended or supplemented from time to time, “Subordinated Debt Indenture”, and together with the Senior Debt Indenture, the “Indentures”), between the Company and the Trustee, and filed with the Commission on March 24, 2010.

In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

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(a)	The Registration Statement; and
(b)	the Indentures.

We have also reviewed originals or copies of the restated certificate of incorporation and the by-laws of the Company, each as amended through the date hereof, and of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Indentures and other documents, and otherwise for the purposes of this opinion, we have assumed:

(a)	The genuineness of all signatures.
(b)	The authenticity of the originals of the documents submitted to us.
(c)	The conformity to authentic originals of any documents submitted to us as copies.
(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.
(e)	That each of the Indentures is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.
(f)	That:
(i)	The execution, delivery and performance by the Company of the Indentures do not and will not:
(A)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or
(B)	result in any conflict with or breach of any agreement or document binding on it.
(ii)	Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indentures or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.
(g)	At the time of any offering or sale, the Securities will have been specifically authorized for issuance and execution and delivery by the Company by its Board of Directors or an authorized committee thereof.

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We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indentures or the transactions governed by the Indentures, and, for purposes of assumption paragraph (f) above and our opinions below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indentures or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Indentures or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Senior Debt Indenture has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
2.	The Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.	When (i) the Senior Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved and (iii) the Senior Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Senior Debt Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Senior Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Debt Indenture.
4.	When (i) the Subordinated Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved and (iii) the Subordinated Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Subordinated Debt Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Subordinated Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Debt Indenture.

Our opinions expressed above are subject to the following qualifications:

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(a)	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
(b)	Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
(d)	With respect to Securities denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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